Exhibit 99.3

Citigroup Inc.
CHF 250,000,000 2.875% Fixed Rate Senior Notes 2007-2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:	CHF 250,000,000
4.	Issue Price:	100.457%
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	June 7, 2007.
7.	Maturity Date:	June 7, 2011.
8.	Interest Basis:	The Notes will bear interest payable annually in arrears at a fixed rate from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	2.875% per annum.
	(ii) Interest Payment Dates:	June 7 in each year from, and including, June 7, 2008 to, and including, the Maturity Date. Following business day convention.
	(iii) Fixed Coupon Amount:	CHF 143.75 per Note of CHF 5,000 denomination.
	(iv) Day Count Fraction:	30/360 (ISMA).
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes.
16.	Additional Financial Center relating to Payment Dates:	Zurich.
17.	Consolidation provisions:	The provisions relating to further issues apply.
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION

ISIN Code:	CH0030911819
Common Code:	030033345
Swiss Security Number:	3’091’181